EXHIBIT 99.1

First Financial Bancorp Reports First Quarter 2014 Financial Results

Cincinnati, Ohio - April 29, 2014 - First Financial Bancorp (Nasdaq: FFBC) (“First Financial” or the “Company”) announced today financial and operational results for the first quarter 2014.

First quarter net income was $15.1 million and earnings per diluted common share were $0.26. This compares with fourth quarter net income of $3.8 million and earnings per diluted common share of $0.07 and first quarter 2013 net income of $13.8 million and earnings per diluted common share of $0.24.

Continued solid quarterly performance

•	Quarterly results included several items which reduced earnings per diluted share by approximately $0.02 on a net basis

•	Return on average assets of 0.96%; 1.02% as adjusted for the items noted below

•	Return on average tangible common equity of 10.49%; 11.13% as adjusted for the items noted below

•

▪	Capital ratios remain strong

•	Tangible common equity to tangible assets of 9.23%

•	Tier 1 capital ratio of 14.42%

•	Total risk-based capital ratio of 15.67%

▪	Total uncovered loan growth for the quarter of 12.6% on an annualized basis
•Strong performance in traditional C&I / owner-occupied CRE and franchise lending
•Solid growth in investment CRE lending

▪	Quarterly net interest margin of 3.82%

•	Decline of 8 bps on a reported basis and 4 bps on an adjusted basis compared to the linked quarter

•	Yield on investment securities increased 14 bps to 2.52%

▪	Continued improvement in asset quality metrics

•	Total nonperforming assets declined $11.0 million, or 15.2%, and represent 0.95% of total assets compared to 1.13% for the linked quarter

•	Net charge-offs declined $1.6 million, or 44.4%, compared to the linked quarter and totaled 23 bps of average uncovered loans on an annualized basis

During the quarter, the Company incurred certain pre-tax expenses of $0.4 million resulting from the execution of its efficiency initiatives. The Company also incurred pre-tax acquisition-related and market expansion costs of $0.6 million as well as legal settlement expenses of $0.5 million. Additionally, pre-tax net gains of $0.1 million were recognized resulting from the sales of investment securities. In the aggregate, these items reduced pre-tax earnings by $1.4 million, or approximately $0.02 per diluted share after taxes.

The board of directors has authorized a dividend of $0.15 per common share for the next regularly scheduled dividend, payable on July 1, 2014 to shareholders of record as of May 30, 2014.

Under the announced share repurchase plan, the Company repurchased 40,255 shares during the first quarter 2014 at an average price of $17.32 per share. Subsequent to the signing of a definitive merger agreement to acquire Guernsey Bancorp, Inc. in a transaction including $13.5 million of cash consideration and an increasingly active M&A environment industry-wide, the Company expects to continue the first quarter suspension of its share repurchase plan for the second quarter 2014.

Claude Davis, President and Chief Executive Officer, commented, “Our financial results for the first quarter were impacted by seasonal and weather-related events that drove a decline in noninterest income and increases in employee benefit-related expenses and occupancy costs. Excluding the effect of these items, our operating performance remained strong and was consistent with our results from the prior quarter.

“As we announced in a separate release, we strengthened our entry to the dynamic Columbus, Ohio market with the signing of a definitive merger agreement to acquire the parent of The Guernsey Bank, an institution with $122.9 million in assets and $100.5 million in deposits across three banking centers, all of which are located in demographically attractive communities. Guernsey has built a strong retail banking franchise that provides an excellent strategic complement to the asset generation platforms of The First Bexley Bank and Insight Bank. Taken as a whole, these transactions position First Financial as one of the larger community banks serving the growth oriented Columbus market and provide a strong foundation for future growth. Integration activities related to the First Bexley and Insight transactions are progressing well and we continue to expect that the deals will close during the second quarter.

“Regarding our expansion into Fort Wayne, we are pleased with the progress our new commercial and mortgage lending teams are making as they build the First Financial brand in the market. The commercial team has been active with origination and commitment levels exceeding expectations to date, and with the long winter behind us, the mortgage team is building a strong pipeline as we move into the second quarter.

“Our solid pipeline at the end of the year translated into strong loan production during the first quarter as our uncovered portfolio increased $108.6 million, or 12.6% on an annualized basis, compared to the linked quarter and was up $365.4 million, or 11.2%, year-over-year. Furthermore, uncovered loan production outpaced the decline in covered loan balances as total loan balances increased $60.1 million during the quarter. As business confidence continues to improve in our markets, the level of new business opportunities continues to grow as well and we remain optimistic about our ability to keep our loan production momentum moving forward into the second quarter.

“From a credit perspective, our resolution efforts have continued to produce positive results as our level of nonperforming assets has declined to its lowest level since the second quarter of 2009. Additionally, the positive trend experienced in charge-off activity over the last five quarters continued as net charge-offs dropped to 23 bps of average loan balances for the quarter and contributed to a decline in credit costs.”

NET INTEREST INCOME AND NET INTEREST MARGIN
Net interest income for the first quarter was $54.8 million as compared to $55.8 million for the fourth quarter 2013 and $58.7 million for the first quarter 2013. Compared to the linked quarter, total interest income decreased $0.9 million, or 1.4%, and total interest expense increased $0.1 million, or 3.1%. Net interest margin was 3.82% for the first quarter as compared to 3.90% for the fourth quarter 2013 and 4.04% for the first quarter 2013. Included in the fourth quarter 2013’s interest income was the recognition of $0.6 million of previously reserved interest related to loans that returned to accrual status. Excluding this amount, net interest margin for the fourth quarter 2013 was 3.86%, resulting in a decline of 4 bps during the first quarter.

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Interest income earned on loans decreased $3.2 million, or 6.1%, compared to the prior quarter. Excluding the reserved interest recognized in the fourth quarter 2013 discussed above, interest income on loans decreased $2.6 million, or 5.1%, during the first quarter. The decrease in interest income earned on loans was driven primarily by a decline of $55.5 million, or 11.3%, in average covered loan balances as well as a decline in loan fees earned on the uncovered loan portfolio. Partially offsetting the negative impact from covered loan activity was the lower amortization of the FDIC indemnification asset which declined $1.0 million, or 41.9%, as the average balance of the asset declined $34.5 million, or 44.1%, during the quarter.

Growth in average uncovered loan balances of $85.3 million, or 2.5% on a linked quarter basis, helped to partially offset the impact on net interest income from covered loan activity during the quarter as well as the lower level of loan fees. Excluding the reserved interest recognized in the fourth quarter 2013, the yield earned on the uncovered portfolio during the quarter was approximately 4.34%, an 11 bp decrease compared to the linked quarter.

Interest income earned from investment securities increased $1.3 million, or 13.3%, compared to the prior quarter as average balances increased $153.2 million, or 9.3%, and the yield earned on the portfolio increased 14 bps to 2.52%.

The slight increase in total interest expense was due to an increase in deposit and short-term borrowing costs. Average time deposit balances increased $20.5 million, or 2.2%, with the related cost of funds increasing 4 bps compared to the linked quarter. The cost of funds related to total interest-bearing deposits increased 1 bp to 36 bps compared to the fourth quarter 2013. Average short-term borrowing balances increased $259.5 million, or 49.6%, during the quarter with the impact on net interest margin partially offset by a decline of 3 bps in the related cost of funds.

NONINTEREST INCOME
The following table presents noninterest income for the three months ended March 31, 2014 and for the trailing four quarters, adjusted to exclude the impact of covered loan activity and other select items on the Company’s reported balance.

Table I
	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2014	2013	2013	2013	2013

Total noninterest income	$14,175	$13,043	$22,291	$11,615	$26,698
Selected components of noninterest income
Accelerated discount on covered loans [1]	1,015	1,572	1,711	1,935	1,935
FDIC loss sharing income	(508)	(3,385)	5,555	(7,384)	8,934
Gain on sale of investment securities	50	—	—	188	1,536
Other items not expected to recur	—	—	—	442	—
Total noninterest income excluding items noted above	$13,618	$14,856	$15,025	$16,434	$14,293

[1] Net of the related adjustment on the FDIC indemnification asset

Excluding the items highlighted in Table I, noninterest income earned in the first quarter was $13.6 million compared to $14.9 million in the fourth quarter 2013 and $14.3 million in the first quarter 2013. The decrease of $1.2 million compared to the linked quarter was driven by seasonal declines in service charges on deposit accounts and bankcard income as well as lower net gains on sales of residential

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mortgages, rental income from covered OREO and portfolio valuations related to client derivatives, partially offset by higher trust and wealth management fees.

NONINTEREST EXPENSE
The following table presents noninterest expense for the three months ended March 31, 2014 and for the trailing four quarters, adjusted to exclude the impact of covered asset activity and other select items on the Company’s reported balance.

Table II
	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2014	2013	2013	2013	2013

Total noninterest expense	$47,842	$70,285	$48,801	$53,283	$53,106
Selected components of noninterest expense
Loss (gain) - covered real estate owned	33	946	204	(2,212)	(157)
Loss sharing expense	1,569	1,495	1,724	1,578	2,286
Pension settlement charges	—	462	1,396	4,316	—
Expenses associated with efficiency initiative	350	1,450	1,051	1,518	2,878
FDIC indemnification asset valuation adjustment	—	22,417	—	—	—
Acquisition-related expense	620	284	—	—	—
Other items not expected to recur	465	—	—	—	390
Total noninterest expense excluding items noted above	$44,805	$43,231	$44,426	$48,083	$47,709

FDIC loss share support [1]	$862	$844	$841	$795	$776

[1] Represents direct expenses associated with credit management and loan administration related to covered assets as well as compliance with FDIC loss sharing agreements; included in total noninterest expense excluding the items noted above and comprised of several noninterest expense line items

Excluding the items highlighted in Table II, noninterest expense in the first quarter was $44.8 million compared to $43.2 million in the fourth quarter 2013 and $47.7 million in the first quarter 2013. The increase of $1.6 million compared to the linked quarter was due to seasonal increases in benefit expenses and higher weather-related occupancy costs, partially offset by lower state intangible tax, marketing and other noninterest expenses. Acquisition-related expenses include $0.2 million of professional services expenses, $0.2 million of data processing costs and $0.2 million of employee benefit expenses. Other items not expected to recur from the first quarter 2014 consist of legal settlement expenses.

INCOME TAXES
For the first quarter, income tax expense was $7.1 million, resulting in an effective tax rate of 31.9%, compared with an income tax benefit of $1.2 million and an effective tax rate of -47.4% during the fourth quarter 2013 and income tax expense of $6.4 million and an effective tax rate of 31.5% during the first quarter 2013. The increase in the effective tax rate as compared to the linked quarter is primarily related to higher pre-tax income in the first quarter as a result of the valuation adjustment to the FDIC indemnification asset recognized during the fourth quarter 2013 as well as favorable state tax adjustments resulting from the completion of 2012 state tax returns and a related adjustment to deferred taxes recognized during the prior quarter. While the effective tax rate may fluctuate from quarter to quarter due to tax jurisdiction changes and the level of tax-enhanced assets, the overall effective tax rate for the full year is expected to be in the range of approximately 32.0% - 34.0%.

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CREDIT QUALITY - EXCLUDING COVERED ASSETS
The following table presents certain credit quality metrics related to the Company's uncovered loan portfolio as of March 31, 2014 and the trailing four quarters.

Table III
	As of or for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2014	2013	2013	2013	2013

Total nonaccrual loans	$35,334	$37,605	$57,926	$62,011	$64,452
Troubled debt restructurings - accruing	13,400	15,094	16,278	12,924	12,757
Total nonperforming loans	48,734	52,699	74,204	74,935	77,209
Total nonperforming assets	61,477	72,505	86,008	86,733	89,202
Nonperforming assets as a % of:
Period-end loans plus OREO	1.70%	2.06%	2.50%	2.56%	2.74%
Total assets	0.95%	1.13%	1.38%	1.38%	1.40%
Nonperforming assets ex. accruing TDRs as a % of:
Period-end loans plus OREO	1.33%	1.63%	2.03%	2.17%	2.34%
Total assets	0.74%	0.89%	1.12%	1.18%	1.20%
Nonperforming loans as a % of total loans	1.35%	1.50%	2.16%	2.22%	2.38%
Provision for loan and lease losses - uncovered	$1,159	$1,851	$1,413	$2,409	$3,041
Allowance for uncovered loan & lease losses	$43,023	$43,829	$45,514	$47,047	$48,306
Allowance for loan & lease losses as a % of:
Total loans	1.19%	1.25%	1.33%	1.39%	1.49%
Nonaccrual loans	121.8%	116.6%	78.6%	75.9%	75.0%
Nonperforming loans	88.3%	83.2%	61.3%	62.8%	62.6%
Total net charge-offs	$1,965	$3,536	$2,946	$3,668	$2,512
Annualized net-charge-offs as a % of average
loans & leases	0.23%	0.41%	0.34%	0.45%	0.32%

[1] Includes nonaccrual troubled debt restructurings

Net Charge-offs
For the first quarter, net charge-offs declined $1.6 million, or 44.4%, to $2.0 million compared to the linked quarter. Significant charge-offs during the quarter included a $0.5 million valuation adjustment related to a commercial credit as well as a $0.4 million charge-off associated with the disposition of a commercial real estate credit.

Nonperforming Assets
Nonaccrual loans, including nonaccrual troubled debt restructurings, decreased $2.3 million, or 6.0%, to $35.3 million as of March 31, 2014 from $37.6 million as of December 31, 2013. The decline in nonaccrual loans as compared to the linked quarter was primarily related to payments on two commercial real estate credits totaling $1.0 million as well as the charge-offs discussed above.

Accruing troubled debt restructurings decreased $1.7 million, or 11.2%, to $13.4 million as of March 31, 2014 from $15.1 million as of December 31, 2013. This decline was primarily related to a $0.7 million performing loan that was refinanced at market terms upon maturity and is no longer classified as a troubled debt restructuring as well as a $0.8 million loan that was reclassified to nonaccrual status during the first quarter.

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OREO decreased $7.1 million, or 35.7%, to $12.7 million during the first quarter as resolutions and valuation adjustments of $8.3 million exceeded additions of $1.2 million during the quarter. While there were no individually significant additions during the first quarter, resolutions during the period included a single commercial property totaling $7.9 million which was added to OREO during the fourth quarter 2013.

Classified assets declined $7.0 million, or 6.4%, to $103.5 million as of March 31, 2014 from $110.5 million as of December 31, 2013 and decreased $27.0 million, or 20.7%, from $130.4 million as of March 31, 2013. Classified assets are defined by the Company as nonperforming assets plus performing loans internally rated substandard or worse.

Delinquent Loans
As of March 31, 2014, loans 30-to-89 days past due totaled $13.9 million, or 0.38% of period-end loans, compared to $13.6 million, or 0.39%, as of December 31, 2013 and $18.2 million, or 0.56%, as of March 31, 2013. The increase of $0.3 million, or 2.0%, during the first quarter was driven primarily by a $2.1 million increase in delinquent commercial real estate loans, partially offset by declines in delinquencies across the commercial, residential real estate and home equity loan portfolios during the period.

LOANS (EXCLUDING COVERED LOANS)
The following table presents the loan portfolio, excluding covered loans, as of March 31, 2014, December 31, 2013 and March 31, 2013.

Table IV
	As of
	March 31, 2014		December 31, 2013		March 31, 2013
		Percent		Percent		Percent
(Dollars in thousands)	Balance	of Total	Balance	of Total	Balance	of Total

Commercial	$1,118,057	30.9%	$1,035,668	29.5%	$892,381	27.5%
Real estate - construction	87,996	2.4%	80,741	2.3%	87,542	2.7%
Real estate - commercial	1,513,891	41.9%	1,496,987	42.7%	1,433,182	44.1%
Real estate - residential	360,671	10.0%	352,931	10.1%	330,260	10.2%
Installment	44,911	1.2%	47,133	1.3%	53,509	1.6%
Home equity	374,427	10.4%	376,454	10.7%	365,943	11.3%
Credit card	34,458	1.0%	35,592	1.0%	32,465	1.0%
Lease financing	79,792	2.2%	80,135	2.3%	53,556	1.6%
Total	$3,614,203	100.0%	$3,505,641	100.0%	$3,248,838	100.0%

Loans, excluding covered loans, totaled $3.6 billion as of March 31, 2014, increasing $108.6 million, or 12.6% on an annualized basis, compared to the linked quarter and $365.4 million, or 11.2%, compared to March 31, 2013. The increase relative to the linked quarter was driven by growth in traditional C&I and owner-occupied commercial real estate, franchise finance and investment commercial real estate.

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INVESTMENTS
The following table presents a summary of the total investment portfolio at March 31, 2014.

Table V
	As of March 31, 2014
	Held-to-	Available-for-			Percent of
(Dollars in thousands)	Maturity	Sale	Other	Total	Portfolio

Debt obligations of the U.S. Government	$—	$20,901	—	$20,901	1.2%
Debt obligations of U.S. Government Agency	18,603	9,726	—	28,329	1.6%
Residential Mortgage Backed Securities
Pass-through securities:
Agency fixed rate	83,590	104,791	—	188,381	10.5%
Agency adjustable rate	140,386	40,992	—	181,378	10.1%
Non-Agency fixed rate	—	10,086	—	10,086	0.6%
Collateralized mortgage obligations:
Agency fixed rate	356,663	261,262	—	617,925	34.3%
Agency variable rate	—	96,023	—	96,023	5.3%
Agency collateralized and insured municipal securities	67,348	103,308	—	170,656	9.5%
Commercial mortgage backed securities	223,039	115,635	—	338,674	18.8%
Municipal bond securities	1,177	1,392	—	2,569	0.1%
Corporate securities	—	40,913	—	40,913	2.3%
Asset-backed securities	—	49,430	—	49,430	2.7%
Regulatory stock	—	—	42,576	42,576	2.4%
Other	—	8,067	5,083	13,150	0.7%
	$890,806	$862,526	$47,659	$1,800,991	100.0%

The investment portfolio remained flat on a linked quarter basis as $139.7 million of purchases were offset by sales, amortizations and other portfolio reductions. The Company sold $92.5 million of securities during the quarter consisting primarily of certain CLOs in response to the potential regulatory impact under the Dodd-Frank Act (the “Volcker Rule”) and, to a lesser extent, hybrid securities, CMOs and corporate securities, recognizing a net pre-tax gain of $0.1 million. As of March 31, 2014, the overall duration of the investment portfolio decreased slightly to 4.2 years compared to 4.3 years as of December 31, 2013. The yield earned on the portfolio during the quarter increased 14 bps to 2.52% from 2.38% for the linked quarter, driven by higher reinvestment rates and continued stabilization in premium amortization. Due primarily to a tightening of mortgage and fixed income spreads during the quarter, the net unrealized loss included in accumulated other comprehensive loss related to the investment portfolio decreased $3.9 million to $12.4 million as of March 31, 2014.

DEPOSITS
Non-time deposit balances totaled $3.9 billion as of March 31, 2014, decreasing $20.8 million, or 0.5%, compared to the linked quarter. Seasonal factors drove declines in commercial and public fund transaction balances of $21.5 million and $49.1 million, respectively. This was offset by an increase in consumer balances of $50.0 million across multiple product offerings.

Time deposit balances increased $3.7 million, or 0.4%, due to an increase in public fund balances, partially offset by a slight decline in consumer balances.

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The Company’s total cost of deposit funding, inclusive of noninterest-bearing balances, was 28 bps for the quarter, representing an increase of 1 bp compared to the prior quarter and a decrease of 4 bps compared to the first quarter 2013.

CAPITAL MANAGEMENT
The following table presents First Financial’s regulatory and other capital ratios as of March 31, 2014, December 31, 2013 and March 31, 2013.

Table VI
	As of
	March 31,	December 31,	March 31,
	2014	2013	2013

Leverage Ratio	9.94%	10.11%	10.00%
Tier 1 Capital Ratio	14.42%	14.61%	15.87%
Total Risk-Based Capital Ratio	15.67%	15.88%	17.15%
Ending tangible shareholders' equity
to ending tangible assets	9.23%	9.20%	9.60%
Ending tangible common shareholders'
equity to ending tangible assets	9.23%	9.20%	9.60%

Tangible book value per share	$10.24	$10.10	$10.33

Shareholders’ equity increased $9.2 million during the quarter due to net income for the quarter and a decline in the unrealized loss related to the investment portfolio, partially offset by dividends declared and share repurchases. The Company’s regulatory capital ratios declined during the quarter due primarily to increases in tangible assets and risk-weighted assets resulting from the increase in uncovered loans. The Company’s tangible common equity ratio increased modestly during the quarter as the increase in tangible common equity outweighed the increase in tangible assets. Regulatory capital ratios as of March 31, 2014 are considered preliminary pending the filing of the Company’s regulatory reports.

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Teleconference / Webcast Information
First Financial’s executive management will host a conference call to discuss the Company’s financial and operating results on Wednesday, April 30, 2014 at 8:30 a.m. Eastern Time. Members of the public who would like to listen to the conference call should dial (888) 317-6016 (U.S. toll free), (855) 669-9657 (Canada toll free) or +1 (412) 317-6016 (International) (no passcode required). The number should be dialed five to ten minutes prior to the start of the conference call. The conference call will also be accessible as an audio webcast via the Investor Relations section of the Company’s website at www.bankatfirst.com. A replay of the conference call will be available beginning one hour after the completion of the live call through May 15, 2014 at (877) 344-7529 (U.S. toll free), (855) 669-9658 (Canada toll free) and +1 (412) 317-0088 (International); conference number 10045038. The webcast will be archived on the Investor Relations section of the Company’s website through April 30, 2015.

Press Release and Additional Information on Website
This press release as well as supplemental information and any non-GAAP reconciliations related to this release is available to the public through the Investor Relations section of First Financial's website at www.bankatfirst.com/investor.

About First Financial Bancorp
First Financial Bancorp is a Cincinnati, Ohio based bank holding company. As of March 31, 2014, the Company had $6.5 billion in assets, $4.0 billion in loans, $4.8 billion in deposits and $691 million in shareholders’ equity. The Company’s subsidiary, First Financial Bank, N.A., founded in 1863, provides banking and financial services products through its four lines of business: commercial, consumer, wealth management and mortgage. The commercial, consumer and mortgage units provide traditional banking services to business and retail clients. First Financial Wealth Management provides wealth planning, portfolio management, trust and estate, brokerage and retirement plan services and had approximately $2.5 billion in assets under management as of March 31, 2014. The Company’s strategic operating markets are located in Ohio, Indiana and Kentucky where it operates 106 banking centers. Additional information about the Company, including its products, services and banking locations is available at www.bankatfirst.com.

Important Information for Investors and Shareholders
This communication does not constitute an offer of any securities for sale. This communication is being made in respect of the proposed transactions involving First Financial, The First Bexley Bank and Insight Bank. In connection with the proposed transactions, the Company filed with the SEC registration statements on Form S-4 that included proxy statements/prospectuses for the shareholders of First Bexley and Insight. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENTS/PROSPECTUSES AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTIONS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT FIRST FINANCIAL, FIRST BEXLEY AND INSIGHT AND THE PROPOSED TRANSACTIONS. Investors and security holders may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Investors may also obtain these documents, without charge, from First Financial’s website at http://www.bankatfirst.com or by contacting First Financial’s investor relations department at (877) 322-9530.

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Forward-Looking Statement
Certain statements contained in this release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items, statements of plans and objectives of First Financial or its management or board of directors and statements of future economic performances and statements of assumptions underlying such statements. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” ‘‘intends,’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Management’s analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially. These factors include, but are not limited to: economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company’s business; the effect of and changes in policies and laws or regulatory agencies (notably the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act); management’s ability to effectively execute its business plan; mergers and acquisitions, including costs or difficulties related to the integration of acquired companies, including the recently announced proposed acquisitions of The First Bexley Bank, Insight Bank and Guernsey Bancorp; the Company’s ability to comply with the terms of loss sharing agreements with the FDIC; the effect of changes in accounting policies and practices; and the costs and effects of litigation and of unexpected or adverse outcomes in such litigation. Please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as well as its other filings with the SEC, for a more detailed discussion of these risks, uncertainties and other factors that could cause actual results to differ from those discussed in the forward-looking statements. Such forward-looking statements are meaningful only on the date when such statements are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events.

Contact Information
Investors/Analysts                    Media
Kenneth Lovik                        Jenny Keighley
Senior Vice President, Investor Relations        Assistant Vice President, Media Relations Manager
and Corporate Development                (513) 979-5852
(513) 979-5837                        jennifer.keighley@bankatfirst.com
kenneth.lovik@bankatfirst.com

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Selected Financial Information
March 31, 2014
(unaudited)

FIRST FINANCIAL BANCORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2014	2013	2013	2013	2013
RESULTS OF OPERATIONS
Net income	$15,104	$3,785	$14,911	$15,829	$13,824
Net earnings per share - basic	$0.26	$0.07	$0.26	$0.28	$0.24
Net earnings per share - diluted	$0.26	$0.07	$0.26	$0.27	$0.24
Dividends declared per share	$0.15	$0.15	$0.27	$0.24	$0.28

KEY FINANCIAL RATIOS
Return on average assets	0.96%	0.24%	0.96%	1.01%	0.88%
Return on average shareholders' equity	8.95%	2.15%	8.53%	9.02%	7.91%
Return on average tangible shareholders' equity	10.49%	2.51%	10.00%	10.54%	9.24%

Net interest margin	3.82%	3.90%	3.91%	4.02%	4.04%
Net interest margin (fully tax equivalent) (1)	3.87%	3.94%	3.95%	4.06%	4.07%

Ending shareholders' equity as a percent of ending assets	10.64%	10.63%	11.07%	11.08%	11.05%
Ending tangible shareholders' equity as a percent of:
Ending tangible assets	9.23%	9.20%	9.60%	9.62%	9.60%
Risk-weighted assets	13.50%	13.59%	14.27%	14.50%	15.05%

Average shareholders' equity as a percent of average assets	10.69%	11.23%	11.19%	11.15%	11.09%
Average tangible shareholders' equity as a percent of
average tangible assets	9.27%	9.77%	9.71%	9.70%	9.65%

Book value per share	$11.98	$11.86	$11.99	$12.05	$12.09
Tangible book value per share	$10.24	$10.10	$10.24	$10.29	$10.33

Tier 1 Ratio (2)	14.42%	14.61%	15.26%	15.41%	15.87%
Total Capital Ratio (2)	15.67%	15.88%	16.53%	16.68%	17.15%
Leverage Ratio (2)	9.94%	10.11%	10.29%	10.12%	10.00%

AVERAGE BALANCE SHEET ITEMS
Loans (3)	$3,532,311	$3,450,069	$3,410,102	$3,313,731	$3,205,781
Covered loans and FDIC indemnification asset	478,326	568,385	655,654	758,875	840,190
Investment securities	1,807,571	1,654,374	1,589,666	1,705,219	1,838,783
Interest-bearing deposits with other banks	2,922	4,906	4,010	13,890	3,056
Total earning assets	$5,821,130	$5,677,734	$5,659,432	$5,791,715	$5,887,810
Total assets	$6,399,235	$6,232,971	$6,193,722	$6,310,602	$6,391,049
Noninterest-bearing deposits	$1,096,509	$1,129,097	$1,072,259	$1,063,102	$1,049,943
Interest-bearing deposits	3,695,177	3,720,809	3,654,311	3,792,891	3,785,402
Total deposits	$4,791,686	$4,849,906	$4,726,570	$4,855,993	$4,835,345
Borrowings	$842,479	$583,522	$667,706	$644,058	$735,327
Shareholders' equity	$684,332	$700,063	$693,158	$703,804	$708,862

CREDIT QUALITY RATIOS (excluding covered assets)
Allowance to ending loans	1.19%	1.25%	1.33%	1.39%	1.49%
Allowance to nonaccrual loans	121.76%	116.55%	78.57%	75.87%	74.95%
Allowance to nonperforming loans	88.28%	83.17%	61.34%	62.78%	62.57%
Nonperforming loans to total loans	1.35%	1.50%	2.16%	2.22%	2.38%
Nonperforming assets to ending loans, plus OREO	1.70%	2.06%	2.50%	2.56%	2.74%
Nonperforming assets to total assets	0.95%	1.13%	1.38%	1.38%	1.40%
Net charge-offs to average loans (annualized)	0.23%	0.41%	0.34%	0.45%	0.32%

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.
(2) March 31, 2014 regulatory capital ratios are preliminary.
(3) Includes loans held for sale.

FIRST FINANCIAL BANCORP.
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	2014	2013
	First	Fourth	Third	Second	First	Full
	Quarter	Quarter	Quarter	Quarter	Quarter	Year
Interest income
Loans, including fees	$49,147	$52,351	$52,908	$55,022	$56,025	$216,306
Investment securities
Taxable	10,437	9,209	8,267	8,295	8,376	34,147
Tax-exempt	810	719	541	560	580	2,400
Total investment securities interest	11,247	9,928	8,808	8,855	8,956	36,547
Other earning assets	(1,406)	(2,432)	(2,185)	(1,556)	(1,472)	(7,645)
Total interest income	58,988	59,847	59,531	62,321	63,509	245,208

Interest expense
Deposits	3,316	3,247	2,856	3,284	3,860	13,247
Short-term borrowings	329	257	286	305	329	1,177
Long-term borrowings	524	539	617	654	654	2,464
Total interest expense	4,169	4,043	3,759	4,243	4,843	16,888
Net interest income	54,819	55,804	55,772	58,078	58,666	228,320
Provision for loan and lease losses - uncovered	1,159	1,851	1,413	2,409	3,041	8,714
Provision for loan and lease losses - covered	(2,192)	(5,857)	5,293	(8,283)	9,042	195
Net interest income after provision for loan and lease losses	55,852	59,810	49,066	63,952	46,583	219,411

Noninterest income
Service charges on deposit accounts	4,772	5,226	5,447	5,205	4,717	20,595
Trust and wealth management fees	3,746	3,506	3,366	3,497	3,950	14,319
Bankcard income	2,433	2,699	2,637	3,145	2,433	10,914
Net gains from sales of loans	396	604	751	1,089	706	3,150
Gain on sale of investment securities	50	0	0	188	1,536	1,724
FDIC loss sharing income	(508)	(3,385)	5,555	(7,384)	8,934	3,720
Accelerated discount on covered loans	1,015	1,572	1,711	1,935	1,935	7,153
Other	2,271	2,821	2,824	3,940	2,487	12,072
Total noninterest income	14,175	13,043	22,291	11,615	26,698	73,647

Noninterest expenses
Salaries and employee benefits	25,261	24,023	23,834	26,216	27,329	101,402
Pension settlement charges	0	462	1,396	4,316	0	6,174
Net occupancy	5,299	4,557	5,101	5,384	6,165	21,207
Furniture and equipment	2,077	2,136	2,213	2,250	2,371	8,970
Data processing	2,858	2,617	2,584	2,559	2,469	10,229
Marketing	786	999	1,192	1,182	897	4,270
Communication	623	728	865	781	833	3,207
Professional services	1,724	1,781	1,528	1,764	1,803	6,876
State intangible tax	644	901	1,010	1,004	1,014	3,929
FDIC assessments	1,134	1,121	1,107	1,148	1,125	4,501
Loss (gain) - other real estate owned	418	348	184	216	502	1,250
Loss (gain) - covered other real estate owned	33	946	204	(2,212)	(157)	(1,219)
Loss sharing expense	1,569	1,495	1,724	1,578	2,286	7,083
FDIC indemnification impairment	0	22,417	0	0	0	22,417
Other	5,416	5,754	5,859	7,097	6,469	25,179
Total noninterest expenses	47,842	70,285	48,801	53,283	53,106	225,475
Income before income taxes	22,185	2,568	22,556	22,284	20,175	67,583
Income tax expense	7,081	(1,217)	7,645	6,455	6,351	19,234
Net income	$15,104	$3,785	$14,911	$15,829	$13,824	$48,349

ADDITIONAL DATA
Net earnings per share - basic	$0.26	$0.07	$0.26	$0.28	$0.24	$0.84
Net earnings per share - diluted	$0.26	$0.07	$0.26	$0.27	$0.24	$0.83
Dividends declared per share	$0.15	$0.15	$0.27	$0.24	$0.28	$0.94

Return on average assets	0.96%	0.24%	0.96%	1.01%	0.88%	0.77%
Return on average shareholders' equity	8.95%	2.15%	8.53%	9.02%	7.91%	6.89%

Interest income	$58,988	$59,847	$59,531	$62,321	$63,509	$245,208
Tax equivalent adjustment	702	635	516	514	477	2,142
Interest income - tax equivalent	59,690	60,482	60,047	62,835	63,986	247,350
Interest expense	4,169	4,043	3,759	4,243	4,843	16,888
Net interest income - tax equivalent	$55,521	$56,439	$56,288	$58,592	$59,143	$230,462

Net interest margin	3.82%	3.90%	3.91%	4.02%	4.04%	3.97%
Net interest margin (fully tax equivalent) (1)	3.87%	3.94%	3.95%	4.06%	4.07%	4.01%

Full-time equivalent employees	1,286	1,306	1,292	1,338	1,385

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	% Change	% Change
	2014	2013	2013	2013	2013	Linked Qtr.	Comparable Qtr.
ASSETS
Cash and due from banks	$161,515	$117,620	$177,698	$114,745	$106,249	37.3%	52.0%
Interest-bearing deposits with other banks	9,681	25,830	10,414	2,671	1,170	(62.5)%	727.4%
Investment securities available-for-sale	862,526	913,601	854,747	884,694	952,039	(5.6)%	(9.4)%
Investment securities held-to-maturity	890,806	837,272	669,093	670,246	716,214	6.4%	24.4%
Other investments	47,659	47,427	75,945	75,645	75,375	0.5%	(36.8)%
Loans held for sale	6,171	8,114	10,704	18,650	28,126	(23.9)%	(78.1)%
Loans
Commercial	1,118,057	1,035,668	960,016	940,420	892,381	8.0%	25.3%
Real estate - construction	87,996	80,741	90,089	97,246	87,542	9.0%	0.5%
Real estate - commercial	1,513,891	1,496,987	1,493,969	1,477,226	1,433,182	1.1%	5.6%
Real estate - residential	360,671	352,931	352,830	343,016	330,260	2.2%	9.2%
Installment	44,911	47,133	49,273	50,781	53,509	(4.7)%	(16.1)%
Home equity	374,427	376,454	373,839	370,206	365,943	(0.5)%	2.3%
Credit card	34,458	35,592	34,285	33,222	32,465	(3.2)%	6.1%
Lease financing	79,792	80,135	76,615	70,011	53,556	(0.4)%	49.0%
Total loans, excluding covered loans	3,614,203	3,505,641	3,430,916	3,382,128	3,248,838	3.1%	11.2%
Less
Allowance for loan and lease losses	43,023	43,829	45,514	47,047	48,306	(1.8)%	(10.9)%
Net loans - uncovered	3,571,180	3,461,812	3,385,402	3,335,081	3,200,532	3.2%	11.6%
Covered loans	409,405	457,873	518,524	622,265	687,798	(10.6)%	(40.5)%
Less
Allowance for loan and lease losses	10,573	18,901	23,259	32,961	45,496	(44.1)%	(76.8)%
Net loans - covered	398,832	438,972	495,265	589,304	642,302	(9.1)%	(37.9)%
Net loans	3,970,012	3,900,784	3,880,667	3,924,385	3,842,834	1.8%	3.3%
Premises and equipment	135,105	137,110	139,125	142,675	146,889	(1.5)%	(8.0)%
Goodwill	95,050	95,050	95,050	95,050	95,050	0.0%	0.0%
Other intangibles	5,566	5,924	6,249	6,620	7,078	(6.0)%	(21.4)%
FDIC indemnification asset	39,003	45,091	78,132	88,966	112,428	(13.5)%	(65.3)%
Accrued interest and other assets	275,995	283,390	255,617	250,228	265,565	(2.6)%	3.9%
Total Assets	$6,499,089	$6,417,213	$6,253,441	$6,274,575	$6,349,017	1.3%	2.4%

LIABILITIES
Deposits
Interest-bearing demand	$1,102,029	$1,125,723	$1,068,067	$1,131,466	$1,113,940	(2.1)%	(1.1)%
Savings	1,639,495	1,612,005	1,593,895	1,601,122	1,620,874	1.7%	1.1%
Time	956,049	952,327	926,029	978,680	1,030,124	0.4%	(7.2)%
Total interest-bearing deposits	3,697,573	3,690,055	3,587,991	3,711,268	3,764,938	0.2%	(1.8)%
Noninterest-bearing	1,122,816	1,147,452	1,141,016	1,059,368	1,056,409	(2.1)%	6.3%
Total deposits	4,820,389	4,837,507	4,729,007	4,770,636	4,821,347	(0.4)%	0.0%
Short-term borrowings
Federal funds purchased and securities sold
under agreements to repurchase	112,293	94,749	105,472	114,030	130,863	18.5%	(14.2)%
FHLB short-term borrowings	722,800	654,000	518,200	505,900	502,200	10.5%	43.9%
Total short-term borrowings	835,093	748,749	623,672	619,930	633,063	11.5%	31.9%
Long-term debt	60,163	60,780	61,088	73,957	74,498	(1.0)%	(19.2)%
Total borrowed funds	895,256	809,529	684,760	693,887	707,561	10.6%	26.5%
Accrued interest and other liabilities	92,097	88,016	147,635	114,600	118,495	4.6%	(22.3)%
Total Liabilities	5,807,742	5,735,052	5,561,402	5,579,123	5,647,403	1.3%	2.8%

SHAREHOLDERS' EQUITY
Common stock	573,243	577,076	577,429	576,641	575,514	(0.7)%	(0.4)%
Retained earnings	330,672	324,192	328,993	329,633	327,635	2.0%	0.9%
Accumulated other comprehensive loss	(27,648)	(31,281)	(29,294)	(25,645)	(21,475)	(11.6)%	28.7%
Treasury stock, at cost	(184,920)	(187,826)	(185,089)	(185,177)	(180,060)	(1.5)%	2.7%
Total Shareholders' Equity	691,347	682,161	692,039	695,452	701,614	1.3%	(1.5)%
Total Liabilities and Shareholders' Equity	$6,499,089	$6,417,213	$6,253,441	$6,274,575	$6,349,017	1.3%	2.4%

FIRST FINANCIAL BANCORP.
AVERAGE CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Quarterly Averages
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2014	2013	2013	2013	2013
ASSETS
Cash and due from banks	$123,583	$110,246	$120,154	$119,909	$111,599
Interest-bearing deposits with other banks	2,922	4,906	4,010	13,890	3,056
Investment securities	1,807,571	1,654,374	1,589,666	1,705,219	1,838,783
Loans held for sale	4,924	7,990	13,349	19,722	21,096
Loans
Commercial	1,062,225	986,438	937,939	904,029	863,427
Real estate - construction	83,095	79,194	93,103	93,813	81,171
Real estate - commercial	1,491,569	1,489,858	1,488,047	1,445,626	1,411,769
Real estate - residential	355,593	351,929	347,110	334,652	323,768
Installment	45,642	47,733	50,130	52,313	54,684
Home equity	374,503	374,919	371,072	367,408	365,568
Credit card	34,663	35,673	34,176	33,785	33,300
Lease financing	80,097	76,335	75,176	62,383	50,998
Total loans, excluding covered loans	3,527,387	3,442,079	3,396,753	3,294,009	3,184,685
Less
Allowance for loan and lease losses	44,273	46,531	49,451	50,172	49,408
Net loans - uncovered	3,483,114	3,395,548	3,347,302	3,243,837	3,135,277
Covered loans	434,527	490,072	573,243	653,892	724,846
Less
Allowance for loan and lease losses	17,629	21,733	31,208	41,861	46,104
Net loans - covered	416,898	468,339	542,035	612,031	678,742
Net loans	3,900,012	3,863,887	3,889,337	3,855,868	3,814,019
Premises and equipment	136,624	138,644	141,498	144,759	147,355
Goodwill	95,050	95,050	95,050	95,050	95,050
Other intangibles	5,723	6,075	6,428	6,831	7,346
FDIC indemnification asset	43,799	78,313	82,411	104,983	115,344
Accrued interest and other assets	279,027	273,486	251,819	244,371	237,401
Total Assets	$6,399,235	$6,232,971	$6,193,722	$6,310,602	$6,391,049

LIABILITIES
Deposits
Interest-bearing demand	$1,107,844	$1,150,275	$1,098,524	$1,141,767	$1,112,664
Savings	1,633,910	1,637,657	1,608,351	1,639,834	1,618,239
Time	953,423	932,877	947,436	1,011,290	1,054,499
Total interest-bearing deposits	3,695,177	3,720,809	3,654,311	3,792,891	3,785,402
Noninterest-bearing	1,096,509	1,129,097	1,072,259	1,063,102	1,049,943
Total deposits	4,791,686	4,849,906	4,726,570	4,855,993	4,835,345
Short-term borrowings
Federal funds purchased and securities sold
under agreements to repurchase	110,533	107,738	114,505	105,299	134,709
Federal Home Loan Bank short-term borrowings	671,579	414,892	483,937	464,630	525,878
Total short-term borrowings	782,112	522,630	598,442	569,929	660,587
Long-term debt	60,367	60,892	69,264	74,129	74,740
Total borrowed funds	842,479	583,522	667,706	644,058	735,327
Accrued interest and other liabilities	80,738	99,480	106,288	106,747	111,515
Total Liabilities	5,714,903	5,532,908	5,500,564	5,606,798	5,682,187

SHAREHOLDERS' EQUITY
Common stock	575,828	577,851	576,953	576,391	578,452
Retained earnings	324,875	337,034	329,518	329,795	330,879
Accumulated other comprehensive loss	(29,251)	(28,380)	(28,232)	(19,204)	(19,576)
Treasury stock, at cost	(187,120)	(186,442)	(185,081)	(183,178)	(180,893)
Total Shareholders' Equity	684,332	700,063	693,158	703,804	708,862
Total Liabilities and Shareholders' Equity	$6,399,235	$6,232,971	$6,193,722	$6,310,602	$6,391,049

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE/VOLUME ANALYSIS (1)
(Dollars in thousands)
(Unaudited)

	Quarterly Averages
	Mar. 31, 2014		Dec. 31, 2013		Mar. 31, 2013		Linked Qtr. Income Variance			Comparable Qtr. Income Variance
	Balance	Yield	Balance	Yield	Balance	Yield	Rate	Volume	Total	Rate	Volume	Total
Earning assets
Investment securities	$1,807,571	2.52%	$1,654,374	2.38%	$1,838,783	1.98%	$595	$724	$1,319	$2,485	$(194)	$2,291
Interest-bearing deposits with other banks	2,922	1.39%	4,906	0.57%	3,056	0.53%	10	(7)	3	6	0	6
Gross loans, including covered loans
and indemnification asset (2)	4,010,637	4.83%	4,018,454	4.93%	4,045,971	5.47%	(1,025)	(1,156)	(2,181)	(6,397)	(421)	(6,818)
Total earning assets	5,821,130	4.11%	5,677,734	4.18%	5,887,810	4.37%	(420)	(439)	(859)	(3,906)	(615)	(4,521)

Nonearning assets
Allowance for loan and lease losses	(61,902)		(68,264)		(95,512)
Cash and due from banks	123,583		110,246		111,599
Accrued interest and other assets	516,424		513,255		487,152
Total assets	$6,399,235		$6,232,971		$6,391,049

Interest-bearing liabilities
Deposits:
Interest-bearing demand	$1,107,844	0.12%	$1,150,275	0.19%	$1,112,664	0.12%
Savings	$1,633,910	0.20%	1,637,657	0.15%	1,618,239	0.10%
Time	$953,423	0.94%	932,877	0.90%	1,054,499	1.20%
Total interest-bearing deposits	$3,695,177	0.36%	3,720,809	0.35%	3,785,402	0.41%	166	(97)	69	(463)	(81)	(544)
Borrowed funds
Short-term borrowings	782,112	0.17%	522,630	0.20%	660,587	0.20%	(32)	104	72	(51)	51	0
Long-term debt	60,367	3.52%	60,892	3.51%	74,740	3.55%	1	(16)	(15)	(5)	(125)	(130)
Total borrowed funds	842,479	0.41%	583,522	0.54%	735,327	0.54%	(31)	88	57	(56)	(74)	(130)
Total interest-bearing liabilities	4,537,656	0.37%	4,304,331	0.37%	4,520,729	0.43%	$135	$(9)	$126	$(519)	$(155)	$(674)

Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,096,509		1,129,097		1,049,943
Other liabilities	80,738		99,480		111,515
Shareholders' equity	684,332		700,063		708,862
Total liabilities & shareholders' equity	$6,399,235		$6,232,971		$6,391,049

Net interest income (1)	$54,819		$55,804		$58,666		$(555)	$(430)	$(985)	$(3,387)	$(460)	$(3,847)
Net interest spread (1)		3.74%		3.81%		3.94%
Net interest margin (1)		3.82%		3.90%		4.04%

(1) Not tax equivalent.

(2) Loans held for sale and nonaccrual loans are both included in gross loans.

FIRST FINANCIAL BANCORP.
CREDIT QUALITY
(excluding covered assets)
(Dollars in thousands)
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2014	2013	2013	2013	2013

ALLOWANCE FOR LOAN AND LEASE LOSS ACTIVITY
Balance at beginning of period	$43,829	$45,514	$47,047	$48,306	$47,777
Provision for uncovered loan and lease losses	1,159	1,851	1,413	2,409	3,041
Gross charge-offs
Commercial	656	293	1,482	859	781
Real estate - construction	0	1	0	0	0
Real estate - commercial	543	3,113	2,174	2,044	995
Real estate - residential	257	218	249	326	223
Installment	128	39	99	97	100
Home equity	544	706	411	591	701
Other	296	398	696	277	410
Total gross charge-offs	2,424	4,768	5,111	4,194	3,210
Recoveries
Commercial	39	194	92	67	319
Real estate - construction	0	46	490	0	136
Real estate - commercial	114	634	1,264	57	39
Real estate - residential	27	96	98	5	4
Installment	77	66	57	110	77
Home equity	103	136	95	225	52
Other	99	60	69	62	71
Total recoveries	459	1,232	2,165	526	698
Total net charge-offs	1,965	3,536	2,946	3,668	2,512
Ending allowance for uncovered loan and lease losses	$43,023	$43,829	$45,514	$47,047	$48,306

NET CHARGE-OFFS TO AVERAGE LOANS AND LEASES (ANNUALIZED)
Commercial	0.24%	0.04%	0.59%	0.35%	0.22%
Real estate - construction	0.00%	(0.23)%	(2.09)%	0.00%	(0.68)%
Real estate - commercial	0.12%	0.66%	0.24%	0.55%	0.27%
Real estate - residential	0.26%	0.14%	0.17%	0.38%	0.27%
Installment	0.45%	(0.22)%	0.33%	(0.10)%	0.17%
Home equity	0.48%	0.60%	0.34%	0.40%	0.72%
Other	0.70%	1.20%	2.27%	0.90%	1.63%
Total net charge-offs	0.23%	0.41%	0.34%	0.45%	0.32%

COMPONENTS OF NONPERFORMING LOANS, NONPERFORMING ASSETS, AND UNDERPERFORMING ASSETS
Nonaccrual loans (1)
Commercial	$7,097	$7,934	$8,554	$12,925	$16,296
Real estate - construction	223	223	1,099	1,104	2,094
Real estate - commercial	16,758	17,286	35,549	35,055	33,871
Real estate - residential	8,157	8,606	9,346	9,369	8,295
Installment	399	574	421	249	341
Home equity	2,700	2,982	2,871	2,813	3,059
Lease financing	0	0	86	496	496
Nonaccrual loans	35,334	37,605	57,926	62,011	64,452
Accruing troubled debt restructurings (TDRs)	13,400	15,094	16,278	12,924	12,757
Total nonperforming loans	48,734	52,699	74,204	74,935	77,209
Other real estate owned (OREO)	12,743	19,806	11,804	11,798	11,993
Total nonperforming assets	61,477	72,505	86,008	86,733	89,202
Accruing loans past due 90 days or more	208	218	265	158	157
Total underperforming assets	$61,685	$72,723	$86,273	$86,891	$89,359
Total classified assets	$103,471	$110,509	$120,423	$129,832	$130,436

CREDIT QUALITY RATIOS (excluding covered assets)
Allowance for loan and lease losses to
Nonaccrual loans	121.76%	116.55%	78.57%	75.87%	74.95%
Nonperforming loans	88.28%	83.17%	61.34%	62.78%	62.57%
Total ending loans	1.19%	1.25%	1.33%	1.39%	1.49%
Nonperforming loans to total loans	1.35%	1.50%	2.16%	2.22%	2.38%
Nonperforming assets to
Ending loans, plus OREO	1.70%	2.06%	2.50%	2.56%	2.74%
Total assets	0.95%	1.13%	1.38%	1.38%	1.40%
Nonperforming assets, excluding accruing TDRs to
Ending loans, plus OREO	1.33%	1.63%	2.03%	2.17%	2.34%
Total assets	0.74%	0.89%	1.12%	1.18%	1.20%

(1) Nonaccrual loans include nonaccrual TDRs of $14.6 million, $13.0 million, $13.0 million, $19.9 million, and $22.3 million, as of March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013, and March 31, 2013, respectively.

FIRST FINANCIAL BANCORP.
CAPITAL ADEQUACY
(Dollars in thousands, except per share data)
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2014	2013	2013	2013	2013
PER COMMON SHARE
Market Price
High	$18.20	$17.59	$16.47	$16.05	$16.07
Low	$15.98	$14.56	$14.89	$14.52	$14.46
Close	$17.98	$17.43	$15.17	$14.90	$16.05

Average shares outstanding - basic	57,091,604	57,152,425	57,201,390	57,291,994	57,439,029
Average shares outstanding - diluted	57,828,179	57,863,433	58,012,588	58,128,349	58,283,467
Ending shares outstanding	57,709,937	57,533,046	57,702,444	57,698,344	58,028,923

REGULATORY CAPITAL	Preliminary
Tier 1 Capital	$631,099	$624,850	$631,846	$630,819	$632,020
Tier 1 Ratio	14.42%	14.61%	15.26%	15.41%	15.87%
Total Capital	$685,926	$679,074	$684,363	$682,927	$682,974
Total Capital Ratio	15.67%	15.88%	16.53%	16.68%	17.15%
Total Capital in excess of minimum
requirement	$335,806	$336,982	$353,118	$355,435	$364,376
Total Risk-Weighted Assets	$4,376,505	$4,276,152	$4,140,561	$4,093,644	$3,982,479
Leverage Ratio	9.94%	10.11%	10.29%	10.12%	10.00%

OTHER CAPITAL RATIOS
Ending shareholders' equity to ending assets	10.64%	10.63%	11.07%	11.08%	11.05%
Ending tangible shareholders' equity
to ending tangible assets	9.23%	9.20%	9.60%	9.62%	9.60%
Average shareholders' equity to
average assets	10.69%	11.23%	11.19%	11.15%	11.09%
Average tangible shareholders' equity
to average tangible assets	9.27%	9.77%	9.71%	9.70%	9.65%

REPURCHASE PROGRAM (1)
Shares repurchased	40,255	209,745	0	291,400	249,000
Average share repurchase price	$17.32	$16.39	N/A	$15.47	$15.39
Total cost of shares repurchased	$697	$3,438	N/A	$4,508	$3,831

(1) Represents share repurchases as part of publicly announced plans.
N/A=Not applicable

SUPPLEMENTAL INFORMATION ON COVERED ASSETS

ACCELERATED DISCOUNT ON LOAN PREPAYMENTS AND DISPOSITIONS
During the first quarter, First Financial recognized approximately $1.0 million in accelerated discount on covered loans, net of the related adjustment on the FDIC indemnification asset. Accelerated discount is recognized when covered loans, which are recorded on the Company’s balance sheet at an amount less than the unpaid principal balance, prepay at an amount greater than their recorded book value. Prepayments can occur through either customer driven payments before the maturity date or loan sales. The amount of discount attributable to the credit loss component of each loan varies and the recognized amount is offset by a related reduction in the FDIC indemnification asset.

NET INTEREST MARGIN IMPACT
Net interest margin is affected by certain activity related to the covered loan portfolio. The majority of these loans are accounted for under FASB ASC Topic 310-30 and, as such, the Company is required to periodically update its forecast of expected cash flows from these loans. Impairment, as a result of a decrease in expected cash flows, is recognized as provision expense in the period it is measured and has no impact on net interest margin. Improvements in expected cash flows, in excess of any prior impairment, are recognized on a prospective basis through an upward adjustment to the yield earned on the portfolio. Impairment and improvement are both partially offset by the impact of changes in the value of the FDIC indemnification asset. Impairment is partially offset by an increase to the FDIC indemnification asset as a result of FDIC loss sharing income. Improvement, which is reflected as a higher yield, is partially offset by a lower yield earned on the FDIC indemnification asset until the next periodic valuation of the loans and the indemnification asset. The weighted average yield of the acquired loan portfolio may also be subject to change as loans with higher yields pay down more quickly or slowly than loans with lower yields.

The following table shows the estimated yield earned by the Company on its covered and uncovered loan portfolios and the FDIC indemnification asset for the three months ended March 31, 2014.

Table VII	For the Three Months Ended
	March 31, 2014
	Average
(Dollars in thousands)	Balance	Yield
Loans, excluding covered loans [1]	$3,532,311	4.34%
Covered loan portfolio accounted for under ASC Topic 310-30 [2]	378,321	10.21%
Covered loan portfolio accounted for under ASC Topic 310-20 [3]	56,206	13.48%
FDIC indemnification asset [2]	43,799	(13.11)%
Total	$4,010,637	4.83%

Yield earned on total covered loans		10.63%
Yield earned on total covered loans and FDIC indemnification asset		8.46%

[1] Includes loans with loss share coverage removed
[2] Future yield adjustments subject to change based on required, periodic valuation procedures
[3] Includes loans with revolving privileges which are scoped out of ASC Topic 310-30 and certain loans which the Company elected to treat under the cost recovery method of accounting

COVERED ASSETS
The following table presents the covered loan portfolio as of March 31, 2014, December 31, 2013 and March 31, 2013.

Table VIII
	As of
	March 31, 2014		December 31, 2013		March 31, 2013
		Percent		Percent		Percent
(Dollars in thousands)	Balance	of Total	Balance	of Total	Balance	of Total
Commercial	$34,385	8.4%	$42,316	9.2%	$90,424	13.1%
Real estate - construction	8,480	2.1%	8,556	1.9%	9,866	1.4%
Real estate - commercial	234,797	57.4%	268,633	58.7%	425,950	61.9%
Real estate - residential	77,768	19.0%	80,733	17.6%	95,991	14.0%
Installment	5,106	1.2%	5,641	1.2%	7,640	1.1%
Home equity	46,319	11.3%	49,624	10.8%	55,021	8.0%
Other	2,550	0.6%	2,370	0.5%	2,906	0.4%
Total	$409,405	100.0%	$457,873	100.0%	$687,798	100.0%

As of March 31, 2014, 10.2% of the Company’s total loans were covered loans. During the first quarter, the total balance of covered loans decreased $48.5 million, or 10.6%, compared to the prior quarter. Of this decline, $27.4 million consisted of covered loans classified as likely to exit and resulted from the continued successful execution of resolution strategies. As required under the loss sharing agreements, First Financial must file quarterly certifications with the FDIC on all covered loans. The payment of claims is subject to the FDIC’s review for compliance with the loss sharing agreements and to date, all certifications have been filed in a timely manner and without significant issues. The Company’s loss sharing agreements with the FDIC related to non-single-family loans expire during the third quarter 2014 and the agreements related to single-family loans expire in the third quarter 2019.

Covered OREO decreased $4.1 million, or 15.0%, during the first quarter to $23.0 million as of March 31, 2014, driven primarily by $4.8 million of resolutions and valuation adjustments. The Company recognized an immaterial net loss on sales of covered OREO during the quarter, which was offset by a corresponding increase in FDIC loss sharing income of approximately 80% of the net loss recognized.

ALLOWANCE FOR LOAN AND LEASE LOSSES - COVERED
Under the applicable accounting guidance, the allowance for loan losses related to covered loans is a result of impairment identified in ongoing valuation procedures and is generally recognized in the current period as provision expense. However, if improvement is noted in a loan pool that had previously experienced impairment, the amount of improvement is recognized as a reduction to the applicable period’s provision expense. Additional improvement beyond previously recorded impairment is reflected as a yield adjustment on a prospective basis. The timing inherent in this accounting treatment may result in earnings volatility in future periods.

The following table presents activity in the allowance for loan losses related to covered loans for the three months ended March 31, 2014 and for the trailing three quarters.

Table IX

	As of or for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2014	2013	2013	2013
Balance at beginning of period	$18,901	$23,259	$32,961	$45,496
Provision for loan and lease losses - covered	(2,192)	(5,857)	5,293	(8,283)
Total gross charge-offs	(7,240)	(3,850)	(21,009)	(4,681)
Total recoveries	1,104	5,349	6,014	429
Total net (charge-offs)/recoveries	(6,136)	1,499	(14,995)	(4,252)
Ending allowance for loan and lease losses - covered	$10,573	$18,901	$23,259	$32,961

As a percentage of total covered loans, the allowance for loan losses totaled 2.58% as of March 31, 2014 compared to 4.13% as of December 31, 2013.

Net charge-offs on covered loans during the first quarter were $6.1 million compared to net recoveries of $1.5 million for the fourth quarter 2014. During the first quarter, the Company recognized a negative provision expense of $2.2 million compared to a negative provision expense of $5.9 million for the linked quarter. The difference between provision expense and net charge-offs / recoveries primarily relates to the quarterly re-estimation of cash flow expectations required under FASB ASC Topic 310-30.

In addition to the provision expense, the Company incurred loss sharing and covered asset expenses of $1.6 million, consisting primarily of credit expenses, and an immaterial amount of net losses related to covered OREO. The negative FDIC loss sharing income of $0.5 million for the quarter reflects the quarterly re-estimation of expected cash flows and the corresponding offset related to the loss sharing and covered asset expenses and the net losses on sales of covered OREO.

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